Exhibit 13

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report for the fiscal year 2005 on Form 20-F (the “Report”) of Stratus Technologies International S.à. r.l. (the “Company”), as filed with the Securities and Exchange Commission, David J. Laurello, Manager and principal executive officer of the Company and Robert C. Laufer, Manager and principal financial officer of the Company, respectively, do each hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ DAVID J. LAURELLO
Name:	David J. Laurello
Title:	Manager and principal executive officer
Date: May 27, 2005

/s/ ROBERT C. LAUFER
Name:	Robert C. Laufer
Title:	Manager and principal financial officer
Date: May 27, 2005